EXHIBIT NO. 99.(k) 4

MASTER ADMINISTRATIVE SERVICES AGREEMENT

(COMPASS)

Amended and Restated

January 1, 2008

Exhibit A revised as of:

January 1, 2009

November 1, 2010

Exhibit D revised as of:

August 1, 2008

January 1, 2009

August 1, 2009

January 1, 2010

As of November 1, 2010

Master Administrative Services Agreement - Exhibit A

Funds

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio

MFS Blended Research Growth Portfolio

MFS Blended Research Value Portfolio

MFS Bond Portfolio

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Growth Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Mid Cap Growth Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Total Return Portfolio

MFS Utilities Portfolio

MFS Value Portfolio

Compass Products

Capital Appreciation Variable Account

Global Governments Variable Account

Government Securities Variable Account

High Yield Variable Account

Money Market Variable Account

Total Return Variable Account